     As filed with the Securities and Exchange Commission on March __, 1998

                                                      Registration No. 333-41189
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                  on Form S-8
                                       to
                                    Form S-4
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                           __________________________

                         TRUE NORTH COMMUNICATIONS INC.
             (Exact name of Registrant as specified in its charter)

                         ------------------------------

         Delaware                      7311                       36-1088161
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
of incorporation or           Classification Code Number) Identification Number)
organization)

                             101 East Erie Street
                           Chicago, Illinois  60611
                                (312) 425-6500

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         ------------------------------

                    Bozell, Jacobs, Kenyon & Eckhardt, Inc.
                               Stock Option Plan
                            (Full Title of the Plan)

                         ------------------------------

                          Theodore J. Theophilos, Esq.
                  Executive Vice President and General Counsel
                              101 East Erie Street
                               Chicago, IL  60611
                                 (312) 425-6500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             INTRODUCTORY STATEMENT

     TRUE NORTH COMMUNICATIONS INC., a Delaware corporation (the "Registrant"), hereby amends its Registration Statement on Form S-4 (Registration No. 333-41189) by filing this Post-Effective Amendment No. 1 on Form S-8.

     On December 30, 1997, Bozell, Jacobs, Kenyon & Eckhardt, Inc., a Delaware corporation ("Bozell"), became a wholly-owned subsidiary of the Registrant upon consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of July 30, 1997 (the "Merger Agreement") among the Registrant, a wholly-owned subsidiary of the Registrant and Bozell. Each option (an "Outstanding Option") to purchase Class B Common Stock, par value $.001 per share of Bozell ("Bozell Common Stock"), which was outstanding immediately prior to the effective time of the Merger (the "Effective Time") pursuant to the stock option plan of Bozell referenced in the Merger Agreement as "the Stock Plans" became an option to purchase shares of Common Stock, par value $.33 1/3 per share, of the Registrant ("Common Stock") as provided in the Merger Agreement , together with the associated rights to purchase shares of preferred stock of the Registrant ("Rights") in accordance with the Rights Agreement dated as of November 16, 1988 between the Registrant and Harris Trust and Savings Bank, as Rights Agent. Each Outstanding Option will otherwise be exercisable upon the same terms and conditions as were applicable immediately prior to the Effective Time.

     This Post-Effective Amendment relates to the offer and sale after the Effective Time of the Merger of Common Stock of Registrant, together with the associated Rights, pursuant to and in accordance with the Outstanding Options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities At. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

     The following documents heretofore filed (file Number 1-5029) by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Amendment No. 1 thereto on Form 10-K/A dated June 27, 1997 and Amendment No. 2 thereto on Form 10-K/A dated November 26, 1997;

2. The Registrant's Current Reports on Form 8-K filed with the SEC on May 19, June 10, July 31, November 17, December 1, December 4, December 11, December 17, December 29 and December 31, 1997;

3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997;

4. The description of the Common Stock contained in the Registration Statement on Form S-4 (Registration No. 333-41189) under the caption "Description of True North Common Stock" filed by the Registrant with the SEC on November 26, 1997, including any amendments or reports filed for the purpose of updating such description; and

5. The description of the Rights contained in the Registration Statement on Form 8-A filed by the Registrant with the SEC on November 18, 1988, including any amendments or reports filed for the purpose of updating such description.

          All reports and other documents filed by the Registrant pursuant to
Section 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

               Not applicable.

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

Item 5. Interests of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers.

          Under Section 145 of the Delaware General Corporation Law, Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Registrant's Bylaws also provide that Registrant will indemnify its directors, officers, employees and other agents to the fullest extent not prohibited by Delaware law.

          Registrant's Charter provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Registrant or its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, or for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          Furthermore, Registrant has secured insurance covering Registrant and its directors and officers and those of its principal subsidiaries against certain liabilities.

Item 7. Exemptions from Registration Claimed.

                    Not applicable.

Item 8. Exhibits.

          (a) The following is a list of Exhibits included as part of this Post-Effective Amendment. Items marked with a single asterisk are filed herewith. Items marked with a double asterisk were filed by the Registrant with the SEC on November 26, 1997 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates.

        4.1 Restated Certificate of Incorporation, as amended, of Registrant (incorporated by reference to Exhibit 3(i) to True North's Annual Report on Form 10-K for the year ended December 31, 1994).

        4.2 Certificate of Ownership and Merger changing Registrant's name to True North Communications Inc. (incorporated by reference to Exhibit (3)(i) to Registrant's Current Report on Form 8-K dated December 9, 1994).

        4.3    Bylaws, as amended, of Registrant incorporated by reference to
               Exhibit 4(d) to Registrant's Registration Statement on Form S-8, No. 33-54279, filed on June 24, 1994).

       *4.4    Registrant's bylaws as restated and amended March 4, 1998.

        4.5 Rights Agreement dated as of November 16, 1988 between Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A filed with the SEC on November 18, 1988).

       *4.5 Stock Option Plan of Bozell, Jacobs, Kenyon & Eckhardt, Inc, as amended.

       *4.6 Stock Option Agreement (form of) under Stock Option Plan of Bozell, Jacobs, Kenyon & Eckhardt, Inc.

       *4.7 Option Assumption Agreement (form of) among Registrant, Bozell, Jacobs, Kenyon & Eckhardt, Inc. and individual optionees.

      **5.1    Opinion of Sidley & Austin.

     **23.1    Consent of Arthur Andersen L.L.P.

     **23.2    Consent of KPMG Peat Marwick L.L.P.

     **23.3    Consent of Sidley & Austin (included in Exhibit 5.1).

     **24.1 Power of Attorney (included in the Signature page to this Registration Statement as filed on November 26, 1997).

      *24.2    Supplemental Power of Attorney.

               (b) Not applicable.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table of the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 12, 1998.

                                      TRUE NORTH COMMUNICATIONS INC.


                                      By: /s/ BRUCE MASON
                                          -----------------------------------
                                              Bruce Mason
                                              Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

       Signature                              Title                                     Date
       ---------                              -----                                     ----
  /s/ BRUCE MASON              Chief Executive Officer                                March 12, 1998
--------------------------
   Bruce Mason                 and Director (principal executive officer)

 /s/ DONALD L. SEELEY          Executive Vice President and                           March 12, 1998
--------------------------
   Donald L. Seeley            Chief Financial Officer (principal financial officer)

 /s/ JOHN J. REZICH            Vice President and Controller                          March 12, 1998
--------------------------
   John J. Rezich              (principal accounting officer)

           *                   Director and President                                 March 12, 1998
--------------------------
   Charles D. Peebler, Jr.

           *                   Director and Chairman of the Board                     March 12, 1998
--------------------------
   Richard S. Braddock

           *                   Director                                               March 12, 1998
--------------------------
   David A. Bell

          *                    Director                                               March 12, 1998
--------------------------
   Donald M. Elliman, Jr.

          *                    Director                                               March 12, 1998
--------------------------
   W. Grant Gregory

          *                    Director                                               March 12, 1998
--------------------------
   Leo-Arthur Kelmenson

           *                   Director                                               March 12, 1998
--------------------------
   Richard P. Mayer

           *                   Director                                               March 12, 1998
--------------------------
   Michael E. Murphy

           *                   Director                                               March 12, 1998
--------------------------
   J. Brendan Ryan

           *                   Director                                               March 12, 1998
--------------------------
   Stephen T. Vehslage

*By /s/ THEODORE J. THEOPHILOS                                                        March 12, 1998
   Theodore J. Theophilos, Executive Vice President,
      General Counsel, Attorney-in-Fact

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